UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 20, 2010

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

6240 East Seltice Way Suite C, Post Falls, Idaho, USA 83854

(Address of principal executive offices)

208- 755-5374

(Registrant’s telephone number)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2010, Kelly Stopher was appointed as Chief Financial Officer of the Company.  Following is a brief description of Mr. Stopher’s business experience.

Mr. Stopher’s has developed strategies to implement financial management systems, internal control policies and procedures, and financial reporting and modeling for small-cap companies. He has extensive experience in preparation of all financial reports including income statements, balance sheets, reports to shareholders, tax returns and compliance issues/filings as they relate to government regulatory agencies. His particular expertise is analyzing company operations to pinpoint opportunities in areas that need reorganization, downsizing or streamlining. Mr. Stopher is also proficient at negotiations and establishing financial structures for potential financings.

From March, 2010 through September, 2010, Mr. Stopher worked for Allied Security.  Mr. Stopher worked as the business manager for Wells Fargo Bank, Spokane, WA, from April 2006 through August 2009.  From September 2004 through January 2006, he acted as the CFO of Weldon Barber, Spokane, WA.  From October 2003 through September 2004, he was a sales associate for Kiemle & Hagood Company, in Spokane, Wa.  And from January 2001 through march 2003 he worked as an account executive for Aston Business solutions in Boise, Id.

There are no family relationships between Mr. Stopher and any member of the Board of Directors or any other officer of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be party and in which Mr. Stopher had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Lindsay Gorrill__________________

 Lindsay Gorrill

President and Director

October 21, 2010